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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  COMMUNITY INVESTMENT PARTNERS III L.P., LLLP
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)



      Missouri                                               43-1790352
-----------------------                                 ---------------------
(State of Incorporation                                 (I.R.S. Employer
 or Organization)                                       Identification No.)


12555 Manchester Road
St. Louis, Missouri 63131                                       63043
-------------------------                               ---------------------
(Address of Principal                                        (Zip Code)
 Executive Offices)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective prusuant to General Instruction A(c), check the followings box. [ ]

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

        Securities Act registration statements file number to which this form
relates: 333-           .
             -----------

Securities to be registered pursuant to Section 12(b) of the Act:


                                                         Name of Each Exchange
Title of Each Class to                                   on Which Each Class is
be so Registered                                         to be Registered
-----------------------                                  -----------------------

     None                                                        None



Securities to be Registered Pursuant to Section 12(g) of the Act:

                     Units of Limited Partnership Interest
                     -------------------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant proposes to issue and sell up to 200,000 Units of Limited Partnership Interest after the securities have been registered under the Securities Act of 1933, as amended.

     The description of Registrant's Units of Limited Partnership Interest appearing under the captions "Partnership Distributions and Allocations," "Transferability of Units" and "Summary of the Partnership Agreement" in the Prospectus included in its Registration Statement on Form N-2 under the Securities Act of 1933, is incorporated herein by reference in accordance with the Instructions in Item 1.


Item 2.  Exhibits

               1.  (a)  Form of Amended and Restated Agreement of Limited
                        Partnership of Community Investment Partners III L.P., LLLP filed as Exhibit 99.2A to the Registrant's Registration Statement on Form N-2, is incorporated herein by reference in accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                COMMUNITY INVESTMENT PARTNERS, L.P.

                                     By:  CIP Management, L.P.
                                       its Managing General Partner

                                     By:  CIP Management, Inc.
                                       its Managing General Partner


                                     By:  /s/ Daniel A. Burkhardt
                                         ----------------------------
                                         Daniel A. Burkhardt, President


Dated:  August 26, 1997



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